INDEMNIFICATION AGREEMENT


     In consideration for the agreement of the undersigned consultant (hereinafter referred to as the "Consultant") to continue to provide services to Investcorp International Inc. ("III"), or one of its subsidiary or affiliated companies (hereinafter collectively referred to as an "INVESTCORP Group Company"), INVESTCORP BANK E.C. (a corporate parent of the INVESTCORP Group Companies, hereinafter referred to as "INVESTCORP") hereby agrees with the Consultant as follows:

     1. Indemnification.

     (a) Subject to the terms of this Agreement, INVESTCORP shall hold harmless and indemnify the Consultant, his or her executors, administrators, successors, heirs, distributees, devisees, or legatees against any and all expenses, liabilities, and losses (including, without limitation, investigation expenses and expert witnesses' and attorneys' fees and expenses, judgments, penalties, fines, and amounts paid or to be paid in settlement) incurred by the Consultant (net of any related insurance proceeds or other amounts received by the Consultant or paid by or on behalf of an INVESTCORP Group Company, or by or on behalf of a "Designated Entity", as defined below, on the Consultant's behalf in compensation of such expenses, liabilities or losses), in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the Consultant is a party or is threatened to be made a party (hereinafter collectively referred to as a "Proceeding"), as a plaintiff, defendant, respondent or otherwise, based upon, arising from, relating to or by reason of the fact that the Consultant is, was, shall be or shall have been a consultant to an INVESTCORP Group Company or is or was serving, shall serve or shall have served at the request of such Consultant's INVESTCORP Group Company as a director, officer, partner, trustee, fiduciary, employee, agent or consultant (hereinafter collectively referred to as a "Designated Entity Consultant") of another INVESTCORP Group Company or of a foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, employee benefit plan, or other incorporated or unincorporated enterprise other than an INVESTCORP Group Company (hereinafter any such other INVESTCORP Group Company and any such other entity are collectively referred to as a "Designated Entity"); provided however, that, except for actions brought by the Consultant pursuant to Section 6(b) hereof, INVESTCORP shall indemnify the Consultant in connection with any Proceeding (or part thereof) initiated by the Consultant only if such Proceeding (or part thereof) was authorized by a two-thirds vote of the Board of Directors of INVESTCORP (hereinafter referred to as the "Board of Directors").

     (b) Subject to the conditions set forth in Section 2 of this Agreement, the Consultant shall be presumed to be entitled to indemnification under this Agreement upon submission of a written claim pursuant to Section 2 of this Agreement. Thereafter, INVESTCORP shall have the burden of proof to overcome the presumption that the Consultant was so entitled. Such presumption shall only be overcome by a judgment or other final adjudication after all appeals and all time for appeals has expired (hereinafter referred to as a "Final Determination") adverse to the Consultant establishing that his acts were committed in bad faith, or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the Consultant personally gained in fact a financial profit or other advantage to which he was not legally entitled; in any of which events the Consultant shall not be entitled to indemnification hereunder and shall be obligated hereunder to promptly repay to INVESTCORP any amounts previously advanced to or for the benefit of the Consultant pursuant to Section 2 below.

     (c) Neither the failure of INVESTCORP (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such Proceeding that indemnification of the Consultant was proper in the circumstances, nor, except with respect to a claim for Advanced Amounts, as defined in Section 2 below, an actual determination by INVESTCORP (including by its Board of Directors, by legal counsel, or by its stockholders) that the Consultant has not met an applicable standard of conduct, shall be a defense to the action or create a presumption that the Consultant has not met such applicable standard of conduct.

     (d) The purchase, establishment, or maintenance of any insurance or similar protection or the indemnification of the Consultant by any other person, or the making of any other arrangements on behalf of the Consultant against any liability asserted against him (hereinafter collectively referred to as "Indemnification Arrangements") shall not in any way diminish, restrict, limit or affect the rights and obligations of INVESTCORP or of the Consultant under this Agreement except as expressly provided herein, and the rights provided in this Agreement shall not in any way diminish, restrict, limit or affect the Consultant's right to indemnification from INVESTCORP or from any other party or parties under any other Indemnification Arrangement, a resolution of the Board of Directors or applicable law.

     2. Claims Including for Payment of Advanced Amounts.

     (a) In order to make any claim for payment by INVESTCORP of any amount, including any Advanced Amount, pursuant to this Agreement (hereinafter referred to as a "Claim"), the Consultant shall deliver to INVESTCORP a written request for payment in the manner provided in Section 7. Such Claim shall include a schedule setting forth in reasonable detail the dollar amount expended (or incurred or expected to be expended or incurred). Each item on such schedule shall be supported by the bill, agreement, or other documentation relating thereto, a copy of which shall be appended to the schedule as an exhibit. Where the Consultant is making a Claim for Advanced Amounts, the Consultant must include as part of such an undertaking to repay all such Advanced Amounts if a Final Determination is made as provided in paragraph 1(b) above.

     (b) Subject to paragraph 2(c) below, the Consultant shall have the right to receive from INVESTCORP on demand, or at his option to have INVESTCORP pay promptly on his behalf, in advance of a Final Determination of a Proceeding, all amounts payable by INVESTCORP in accordance with its indemnification pursuant to the terms of this Agreement as corresponding amounts are expended or incurred by the Consultant (such amounts so expended or incurred are collectively referred to hereinafter as "Advanced Amounts").

     (c) Notwithstanding paragraph 2(b), or any other provision of this Agreement, no Advanced Amounts shall be payable by INVESTCORP if promptly following receipt of a Claim hereunder, the Board of Directors determines, beyond a reasonable doubt, that based upon the facts known to the Board of Directors at the time such determination is made (i) the Consultant acted in bad faith or in a manner that he did not believe to be in or not opposed to the best interest of the Company, or (ii) with respect to any criminal proceeding, the Consultant believed or had reasonable cause to believe his conduct was unlawful, or (iii) the Consultant deliberately breached his duty to an INVESTCORP Group Company or to its stockholders.

     3. Continuation of Indemnity.

     All agreements and obligations of INVESTCORP contained herein shall continue during the period that the Consultant is retained by an INVESTCORP Group Company (or is serving at the request of an INVESTCORP Group Company as an employee of a Designated Entity) and shall continue thereafter so long as the Consultant shall be subject to any possible Proceeding by reason of the fact that the Consultant was a consultant to an INVESTCORP Group Company or was serving in any other capacity referred to herein.

     4. Successors: Binding Agreement.

     (a) This Agreement shall be binding on and shall inure to the benefit of and be enforceable by INVESTCORP's successors and assigns and by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

     (b) Subject to the following sentence, INVESTC0RP shall, when entering into an agreement for the Transfer of INVESTCORP or of substantially all of the business and/or assets of INVESTCORP, require any acquiror, successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of INVESTCORP or to all or substantially all of the business and/or assets of INVESTCORP, by written agreement in form and substance reasonably satisfactory to INVESTCORP, expressly to assume and agree to perform the provisions of this Agreement in the same manner and to the same extent that INVESTCORP would be required to perform them if no such Transfer succession or assignment had taken place. The foregoing notwithstanding if the acquiror, successor or assignee would be prohibited by law from assuming and agreeing to perform the provisions of this Agreement as aforesaid, then INVESTC0RP shall require such acquiror, successor or assignee to provide protection to the Consultant consistent with this Agreement to the fullest enforceable extent.

     5. Notification and Defense of Claim.

     Promptly after the Consultant's receipt of notice of the commencement of any Proceeding, if a claim in respect thereof is to be made against INVESTCORP under this Agreement, the Consultant shall notify INVESTCORP of the commencement thereof in the manner provided in Section 7 of this Agreement. However, the omission so to notify INVESTCORP will not relieve INVESTCORP from, or reduce the extent of, any liability that INVESTCORP may have to Consultant with respect to any such Proceeding, unless a court of competent jurisdiction shall determine that the Consultant acted intentionally or was negligent in failing to give such notice and that the delay or failure to give such notice materially prejudiced INVESTCORP's rights under this Agreement. In connection with any such Proceeding
-

     (a) INVESTCORP and any affected INVESTCORP Group Company shall be entitled to participate therein at its own expense;

     (b) Except with prior written consent of the Consultant, neither INVESTCORP nor any such INVESTCORP Group Company shall be entitled to assume the defense of such Proceeding; and

     (c) INVESTCORP shall not settle such Proceeding in any manner that would impose any penalty or limitation on the Consultant without the Consultant's written consent, and the Consultant shall not settle any Proceeding with respect to which the Consultant has received or intends to seek indemnification hereunder without INVESTCORP's written consent. Neither INVESTCORP nor the Consultant will unreasonably withhold consent to any proposed settlement.

     6. Enforcement.

     (a) INVESTCORP has entered into this Agreement and has assumed the obligations imposed on it thereby, in order to induce the Consultant to act as a consultant to an INVESTCORP Group Company, and acknowledges that the Consultant is relying upon the provisions of this Agreement in continuing in such capacity.

     (b) In the event the Consultant has submitted a Claim for payment of any amount under this Agreement and within thirty (30) days of such Claim, either
(i) the Consultant has not received payment thereof, or (ii) in the case of a Claim for Advanced Amounts, the Consultant has received written notice from INVESTCORP that the Board of Directors has denied the obligation to pay such Advanced Payments as provided in Section 2, then the Consultant may bring an action to enforce the Consultant's rights or to collect moneys due to the Consultant under this Agreement and if the Consultant is successful in such action, INVESTCORP shall reimburse the Consultant for all of the Consultant's fees and expenses in bringing and pursuing such action, plus interest on the amount at issue in such action accruing at the rate of ten percent (10%) per annum from the date that such request was made until such indemnification is paid. In connection with such action, the Consultant shall be entitled to the advancement of expenses to the full extent contemplated by Section 2 hereof.

     (c) INVESTCORP hereby consents that any such action against it may be brought in any court of the jurisdiction in which the Consultant resides or in a state or federal court (or both) in the State of New York. With regard to any such action INVESTCORP will accept, generally and unconditionally, the jurisdiction of the aforesaid courts. INVESTCORP further consents to the service of process out of any of the aforementioned courts in any such Proceeding by any of the means specified in Section 7 below, such service of process to become effective upon receipt thereof by INVESTC0RP. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

     (d) Neither the Board of Directors nor any member thereof making a determination in good faith adverse to the Consultant's right to Advanced Amounts under this Agreement, as permitted by paragraph 2(c) above, shall have any personal liability to the Consultant on account of such determination, whether or not the Consultant's right to indemnification under this Agreement, and therefore to have received Advanced Amounts pursuant hereto, is subsequently confirmed or enforced pursuant to this Section 6.

     7. Claims and Other Notices.

     (a) Any claim for indemnification under this Agreement or other notice to INVESTCORP pursuant to this Agreement shall be made in writing, and may be given
(i) by facsimile and air courier (DHL, Federal Express or other express), delivery of the original thereof to INVESTCORP, c/o III to the attention of E. Garrett Bewkes, or (ii) by hand delivery to E. Garrett Bewkes, at III, in New York, New York.

     (b) Any notice to the Consultant may be given by INVESTCORP (i) by facsimile transmission to the Consultant at his place of work, if the Consultant is then retained by an INVESTCORP Group Company, and mailing such notice, postage prepaid, to the Consultant at such Consultant's address specified in any Claim to which such notice relates, and in the absence thereof, at the Consultant's address in the records of the INVESTCORP Group Company by which the Consultant is retained, (ii) by air courier addressed as provided in (i) above, or (iii) by personal delivery of the notice to the Consultant.

     (c) Any claim or notice under this Agreement shall be effective under this Agreement only when actually received by the person to whom it is addressed.

     8. Severability.

     If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever,

     (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any Sections or paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

     (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Sections or paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that INVESTCORP provide protection to the Consultant consistent with the terms of this Agreement to the fullest enforceable extent.

     9. Choice of Law.

     The provisions of this Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, INVESTCORP and the Consultant have executed and delivered this Indemnification Agreement, intending it to be effective as of the commencement date of the Consultant's retention by an INVESTCORP Group Company, including as to any facts and circumstances arising prior to the date of execution of this Agreement.

                                               INVESTCORP BANK E.C.


                                               By: /s/ Elias N. Hallak




                                               CONSULTANT



                                                /s/ Perry Odak
                                                     Perry Odak